QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cimarex Energy Co.:

        We consent to the incorporation by reference in the registration statement (No. 333-183939) on Form S-3 and registration statements (Nos. 333-125621, 333-174361, and 333-100235) on Form S-8 of Cimarex Energy Co. of our reports dated February 26, 2014, with respect to the consolidated balance sheets of Cimarex Energy Co. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Cimarex Energy Co.

KPMG LLP

Denver, Colorado
February 26, 2014

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm